As filed with the Securities and Exchange Commission on June 29, 2016

 Registration No. 333-_______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

ASURE SOFTWARE, INC.
 (Exact Name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2415696 (I.R.S. Employer Identification No.)

110 Wild Basin Road, Suite 100
Austin, Texas 78746
(Address, including zip code , of Registrant’s principal executive offices)

2009 Equity Plan
(Full title of the plan)

Patrick Goepel
Chief Executive Officer
Asure Software, Inc.
110 Wild Basin Road, Suite 100
 Austin, Texas 78746
(512) 437-2700
(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey C. Robbins, Esq.
Messerli & Kramer P.A.
100 South Fifth Street, Suite 1400
Minneapolis, Minnesota 55402
Telephone: (612) 672-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐		Accelerated filer	☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price(2)		Amount of Registration Fee
Common Stock, par value $0.01	1,050,000	$4.62	(2)	$4,851,000	(2)	$488.50
(1)	All of the shares of common stock are offered under the 2009 Equity Plan. Pursuant to Rule 416(a), this registration statement also covers an indeterminate number of additional shares that may be issuable under the 2009 Equity Plan by reason of any stock split, stock dividend or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the price is based on the average of the high and low price of registrant’s common stock on June 24, 2016 as quoted on the Nasdaq Capital Market.
.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,050,000 shares of Common Stock of Asure Software, Inc. under the 2009 Equity Plan. In accordance with Section E of the General Instructions to Form S-8, the Registration Statement previously filed with the Securities and Exchange Commission (the “Commission”) relating to the 2009 Equity Plan (File No. 333-175186) is incorporated by reference herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
The following documents previously filed with the Commission by Asure Software, Inc. (the “Company”) are incorporated by reference herein:
(1)	The Annual Report on Form 10-K for the year ended December 31, 2015;
(2)	The Quarterly Report on Form 10-Q for the quarter ended March 31, 2016;
(3)	The Current Reports on Form 8-K filed on April 21, May 12 and May 20, 2016;
(4)	The Current Report on Form 8-K/A filed on May 12, 2016
(5)	The description of common stock contained in the Registration Statement on Form 8-A filed on March 31, 1992, including any amendment or report filed for the purpose of updating this description; and.
(6)
The description of certain rights in connection with each outstanding share of our common stock contained in the Registration Statement on Form 8-A filed on November 2, 2009, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information deemed to have been “furnished” rather than “filed”) after the date hereof and before the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing those documents.
Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes the statement.  Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

Item 8.  Exhibits.
Number	Description
4.1	Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 in registrant’s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2004).
4.2	Certificate of Amendment to the Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to registrant’s Current Report on Form 8-K dated December 24, 2009).
4.3
(Second) Certificate of Amendment to the Restated Certificate of Incorporation (Incorporated by reference to Appendix C to registrant’s Definitive Proxy Statement on Schedule 14A filed on May 23, 2012.

4.4	Amended and Restated Bylaws (Incorporated by reference to Exhibit 10.1 to registrant’s Current Report on Form 8-K dated September 27, 2012).
4.5	Amended and Restated Rights Agreement dated as of October 28, 2009 (Incorporated by reference to Exhibit 4.2 to registrant’s Current Report on Form 8-K dated October 28, 2009).
4.6	2009 Equity Plan (Incorporated by reference to (Incorporated by reference to Exhibit 10.1 to registrant’s Current Report on Form 8-K dated September 21, 2009).
5.1*	Legal Opinion of Messerli & Kramer P.A.
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Marcum LLP
23.3*	Consent of Messerli & Kramer P.A. (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 29, 2016.
ASURE SOFTWARE, INC.
By: /s/ Patrick Goepel
Patrick Goepel, Chief Executive Officer
POWER OF ATTORNEY
Each of the undersigned directors and officers of Asure Software, Inc. hereby constitutes and appoints Patrick Goepel and Brad Wolfe, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date

/s/ Patrick Goepel	Chief Executive Officer and Director	June 29, 2016
Patrick Goepel	(Principal Executive Officer)

/s/ Brad Wolfe	Chief Financial Officer (Principal	June 29, 2016
Brad Wolfe	Financial and Accounting Officer)

/s/ David Sandberg	Chairman of the Board of Directors	June 29, 2016
David Sandberg

Director
/s/ Adrian Pertierra		June 29, 2016
Adrian Pertierra

/s/ Matthew Behrent	Director	June 29, 2016
Matthew Behrent

/s/ J. Randall Waterfield	Director	June 29, 2016
J. Randall Waterfield

EXHIBIT INDEX
Number	Description
4.1	Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 in registrant’s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2004).
4.2	Certificate of Amendment to the Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to registrant’s Current Report on Form 8-K dated December 24, 2009).
4.3
(Second) Certificate of Amendment to the Restated Certificate of Incorporation (Incorporated by reference to Appendix C to registrant’s Definitive Proxy Statement on Schedule 14A filed on May 23, 2012.

4.4	Amended and Restated Bylaws (Incorporated by reference to Exhibit 10.1 to registrant’s Current Report on Form 8-K dated September 27, 2012).
4.5	Amended and Restated Rights Agreement dated as of October 28, 2009 (Incorporated by reference to Exhibit 4.2 to registrant’s Current Report on Form 8-K dated October 28, 2009).
4.6	2009 Equity Plan (Incorporated by reference to Exhibit 10.1 to registrant’s Current Report on Form 8-K dated September 21, 2009).
5.1*	Legal Opinion of Messerli & Kramer P.A.
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Marcum LLP
23.3*	Consent of Messerli & Kramer P.A. (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)

* Filed herewith